UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2025
 _________________________________
Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction	(Commission	(IRS Employer
	of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)

_________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange
Hudson Pacific Properties, Inc.	4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Hudson Pacific Properties, Inc    ☐

Hudson Pacific Properties, L.P.    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.    ☐

Hudson Pacific Properties, L.P.    ☐

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership, of which the Company serves as the sole general partner.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2025, certain wholly owned subsidiaries (each a “Borrower” and, collectively, the “Borrowers”) of the Operating Partnership entered into a loan agreement (the “Loan Agreement”) with Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A., collectively, as lender (collectively, the “Lender”), secured by six office properties for total gross proceeds of $475 million (the “Loan”). The Loan portfolio includes 11601 Wilshire, Element LA, 450 Alaskan, 5th & Bell, 275 Brannan and 1740 Technology and is structured as a commercial mortgage-backed securities (“CMBS”) financing. The Loan has a five-year term (consisting of a two-year initial term plus three one-year extension options) at an interest rate of 376 basis points over one-month term SOFR.

The Company used the net proceeds of the Loan to fully repay a $168 million loan secured by Element LA and the balance to repay amounts outstanding on the Company’s unsecured revolving credit facility.

The Loan Agreement contains customary affirmative and negative covenants, agreements, representations, warranties and borrowing conditions, reserve requirements and events of default. In addition, and pursuant to the terms of the limited recourse guaranty dated March 28, 2025 (the “Guaranty”) for the benefit of the Lender, the Operating Company serves as a non-recourse guarantor with respect to the Loan.

The above summary of the Loan Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Guaranty, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 31, 2025, the Company issued a press release announcing the Loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated March 28, 2025, by and between the borrowers party thereto and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A., collectively, as lender.
10.2	Guaranty, dated March 28, 2025, by Hudson Pacific Properties, L.P., for the benefit of Goldman Sachs Bank USA, Wells Fargo bank, N.A. and Morgan Stanley Bank, N.A.
99.1**	Press release dated March 31, 2025.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________
**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 31, 2025

HUDSON PACIFIC PROPERTIES, INC.

	By:	/s/ Mark T. Lammas
Mark T. Lammas
President
HUDSON PACIFIC PROPERTIES, L.P.
	By:	Hudson Pacific Properties, Inc., Its General Partner

	By:	/s/ Mark T. Lammas
Mark T. Lammas
President